EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑3 (Nos. 333-198888, 333-201434 and 333-201436) and on Form S‑8 (Nos. 333-216585, 333-176438, 333-183290 and 333-209614) of American Midstream Partners, LP of our report dated March 24, 2017, except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of the acquisition of JP Energy Partners, LP which is discussed in Note 2, as to which the date is September 15, 2017, and except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of discontinued operations discussed in Note 3, as to which the date is December 6, 2017 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Current Report on Form 8‑K dated December 6, 2017.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
December 6, 2017